                                                                                     Exhibit 12

                                       ELIZABETHTOWN WATER COMPANY AND SUBSIDIARIES
                                     Computation of Ratio of Earnings to Fixed Charges
                                                     and Preferred Dividends
                                                  (In Thousands Except Ratios)

                                          Three Months Ended Six Months Ended Twelve Months Ended
                                                June 30,        June 30,          June 30,
                                              1997    1996    1997     1996     1997      1996
EARNINGS:

Income before preferred stock dividends    $  4,862 $ 4,366 $  8,747 $ 7,960 $  17,542 $  17,255
Federal income taxes                          2,573   2,303    4,620   4,192     9,250     9,122
Interest charges                              4,222   2,932    8,515   5,794    15,525    11,465
                                           ------------------------------------------------------
 Earnings available to cover fixed charges   11,657   9,601   21,882  17,946    42,317    37,842
                                           ------------------------------------------------------


FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                    3,394   3,253    6,647   6,506    13,152    12,011
Preferred dividend requirement (1)              310     310      620     621     1,240     1,241
Other interest                                  781     552    1,767     960     3,447     2,264
Amortization of debt discount - net              89      88      178     176       364       338
                                           ------------------------------------------------------
Total fixed charges                           4,574   4,203    9,212   8,263    18,203    15,854
                                           ------------------------------------------------------
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                       2.55    2.28     2.38    2.17      2.32      2.39
                                           ======================================================


(1) Preferred Dividend Requirement:

Preferred dividends                             203     203      406     407       812       812
Effective tax rate                            34.61%  34.53%   34.56%  34.50%    34.53%    34.58%
                                           ------------------------------------------------------
Preferred dividend requirement             $    310 $   310 $    620 $   621 $   1,240 $   1,241
                                           ======================================================



Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.

                                                                                Exhibit 12
                        ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY
                     Computation of Ratio of Earnings to Fixed Charges
                                 (In Thousands Except Ratios)


                                          Three Months Ended Six Months Ended Twelve Months Ended
                                               June 30,         June 30,          June 30,
                                              1997    1996    1997     1996     1997      1996
EARNINGS:

Income before preferred stock dividends    $  4,862 $ 4,366 $  8,747 $ 7,960 $  17,542 $  17,255
Federal income taxes                          2,573   2,303    4,620   4,192     9,250     9,122
Interest charges                              4,222   2,932    8,515   5,794    15,525    11,465
                                           ------------------------------------------------------
 Earnings available to cover fixed charges   11,657   9,601   21,882  17,946    42,317    37,842
                                           ------------------------------------------------------

FIXED CHARGES:
Interest on long-term debt                    3,394   3,253    6,647   6,506    13,152    12,011
Other interest                                  781     552    1,767     960     3,447     2,264
Amortization of debt discount - net              89      88      178     176       364       338
                                           ------------------------------------------------------
Total fixed charges                           4,264   3,893    8,592   7,642    16,963    14,613
                                           ------------------------------------------------------

Ratio of Earnings to Fixed Charges             2.73    2.47     2.55    2.35      2.49      2.59
                                           ======================================================





Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.